UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On May 10, 2010, China Energy Recovery, Inc. (“Company”) received notification that the Company is delinquent with respect to the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  The trading symbol was previously changed to add an “E” indicating the delinquency.  The written notice was sent pursuant to NASD Rule 6530.  The Company has until May 17, 2010 to correct the delinquency.  If the required report is not filed by that date, the common stock of the Company will not be eligible for quotation on the OTC Bulletin Board, and it will be removed.  Even if the delinquency is satisfied in time, if the Company has additional delinquencies, the common stock may be delisted because of multiple late filings.  The Company plans on filing its Form 10-K as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: May 13, 2010	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer